EXHIBIT 99.1

Broadridge Acquires ActivePath, Further Enhances
Platform to Help Clients Accelerate Digital Adoption

Acquisition Improves Communication Experiences through Interactivity

LAKE SUCCESS, N.Y., March 27, 2018 - Broadridge Financial Solutions, Inc. (NYSE:BR), a global fintech leader, has completed the acquisition of ActivePath, an Israeli-based digital technology company. ActivePath’s unique technology enhances the consumer experience associated with consumer statements, bills, and regulatory communications. ActivePath extends Broadridge’s ability to transform and accelerate the pace of digital adoption, further strengthening Broadridge’s leading Governance and Communications businesses.
Companies need to convert essential communications into interactive touchpoints distributed across multiple channels. ActivePath’s unique platform lets enterprises, including banks, brokers, healthcare providers and other billers, quickly compose and project HTML experiences typically found on brand websites and apps into interactive email with new levels of personalization, engagement, and security. In addition to email, ActivePath when combined with the Broadridge platform enables full omni-channel capabilities including SMS, social, audio UI, chatbots and personal cloud solutions.
“Despite consumers’ interest for all-things digital, many brands struggle to create a compelling digital experience and convert their customers from print communications,” said President of Broadridge Customer Communications, Doug DeSchutter. “Broadridge continues to invest to accelerate the digital transition for our clients and their customers, leveraging technology, data, and channel partnerships to make the experience better and more convenient. In ActivePath, we gain a founding management team with rich entrepreneurial experience and a proven track record of innovation, and we are delighted they are joining the Broadridge family.”
“ActivePath is aligned with the Broadridge mission to lead the transformation of communications into valuable touchpoints for both consumers and brands alike,” said Chief Executive Officer of ActivePath, Avi Weiss. “We are thrilled to support Broadridge’s global growth and excited to welcome them to the innovative Israeli market.”
Terms of the deal were not disclosed.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the “2017 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2017 Annual Report.
These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;

any material breach of Broadridge security affecting its clients’ customer information; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR), the $4 billion global fintech leader, provides investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes more than $5 trillion in fixed income and equity trades per day. Broadridge employs approximately 10,000 full-time associates in 16 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact information:

Investors:
W. Edings Thibault
Investor Relations
+1 516-472-5129
edings.thibault@broadridge.com

Media:
Sofia Chernova
schernova@prosek.com
+1 646-459-4314